UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2013

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

875 Third Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On August 16, 2013, the Compensation Committee of the Board of Directors of Towers Watson & Co. (the “Company”) recommended, and the Board of Directors (with John Haley recusing himself) approved, an agreement with John J. Haley, the Company’s Chairman and Chief Executive Officer, freezing the lump sum benefit payable to him under the Towers Watson Supplemental Executive Retirement Plan (the “SERP”) upon his retirement that is attributable to his legacy Watson Wyatt service at $17,597,266, its value as of June 30, 2013.  Mr. Haley will continue to be entitled to any benefits earned under the SERP attributable to his service following the January 1, 2010 merger of Watson Wyatt and Towers Perrin.  The Company made this change as a retention tool, because otherwise Mr. Haley could be incentivized to retire if he believed interest rates would increase (which would cause the lump sum value of his benefit to decline).

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a) Amendment to Bylaws.

On August 16, 2013, the Company’s Board of Directors approved amendments to the Company’s Amended and Restated Bylaws.  The amendments included the following items, among others:

•                  Section 1.3 Nominations and Stockholder Business: revisions to provide a clearer timeframe in which a stockholder must provide notice to the Company for nominations or business to be properly brought before an annual meeting of stockholders, clarify certain stockholder proposal requirements, and more closely follow the Schedule 14A text.

•                  Section 1.4 Notice of Meetings: revisions to clarify the requirements to provide notice of stockholder meetings.

•                  Section 1.6 Quorum:  added language to address how a loss of quorum at a stockholder meeting (where a quorum is initially present) would impact the transaction of business.

•                  Section 1.7 Voting; Proxies:  revisions to clarify requirements concerning, and provide greater specificity about what constitutes, an uncontested election.

•                  Section 2.6 Quorum and Manner of Acting:  added language to address how a loss of quorum at a Board of Directors meeting (where a quorum is initially present) would impact the transaction of business.

•                  Section 3.5 Resignations: revisions to clarify the effective time of officer resignations.

•                  Section 4.1 Certificates: Uncertificated Shares:  added language to clarify that the Company may issue certificates that have been signed by a former officer and need not create new certificates each time a signatory to the certificates leaves office.

•                  Section 5.9 Contracts, etc: added language to clarify the authority that officers and other agents have to bind the Company.

•                  Section 5.11 Indemnification: various revisions to clarify the scope of the Company’s indemnification rights and obligations.

A copy of the Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Form 8-K, and the foregoing description is qualified by reference to such Amended and Restated Bylaws.

Item 9.01  Financial Statements and Exhibits.

Item 9.01(d)  Exhibits.

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Towers Watson & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.

Dated: August 19, 2013	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary